UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2020

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders

Upon issuance of the 4.75% Non-Cumulative Preferred Stock, Series F, par value $0.01 per share and liquidation preference $25,000 per share (the “Preferred Stock”) by MetLife, Inc. expected to take place on January 15, 2020, the ability of MetLife, Inc. to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any shares of MetLife, Inc. that rank junior to, or on parity with, the Preferred Stock will be subject to certain restrictions in the event that MetLife, Inc. does not declare and pay (or set aside) dividends on the Preferred Stock for the last preceding dividend period. The terms of the Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations for the Preferred Stock, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 8, 2020, MetLife, Inc. filed a Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Preferred Stock. The Certificate of Designations became effective upon filing, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

On January 7, 2020, MetLife, Inc. entered into (i) an Underwriting Agreement (the “Underwriting Agreement”) and (ii) a Pricing Agreement (the “Pricing Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I to the Pricing Agreement (the “Underwriters”), with respect to the offer and sale by MetLife, Inc. of an aggregate of 40,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Preferred Stock. The offering and sale of the Depositary Shares and Preferred Stock were registered under MetLife, Inc.’s registration statement on Form S-3 (File No. 333-234761), and a prospectus supplement related to the Depositary Shares dated January 7, 2020 (filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended).

The Underwriting Agreement and the Pricing Agreement are being filed with this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 1.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated as of January 7, 2020, among MetLife, Inc. and Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters named in Schedule 1 to the Pricing Agreement.

1.2

Pricing Agreement, dated as of January 7, 2020, among MetLife, Inc. and Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein.

3.1	Certificate of Designations with respect to the Preferred Stock of the Company, dated January 8, 2020.

4.1	Form of Preferred Stock Certificate (included as Exhibit A to Exhibit 3.1 above).

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

Date: January 9, 2020	By:	/s/ Tamara L. Schock
	Name:	Tamara L. Schock
	Title:	Executive Vice President and Chief Accounting Officer